                                                 Registration No. 333-_________


     As filed with the Securities and Exchange Commission on December 17, 1996

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D. C. 20549

                                ----------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                ----------------------

                              SYNAGRO TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

  Delaware                                                  76-0511324
---------------                                             ------------
(State or other                                          (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)

                                16000 Stuebner Airline
                                      Suite 420
                                 Spring, Texas 77379
                                    (713) 370-6700

                 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
          -----------------------------------------------------------------

                              SYNAGRO TECHNOLOGIES, INC.
                     AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                     -------------------------------------------
                                 (Full title of plan)

                                     Don L. Thone
                               Chief Executive Officer
                              Synagro Technologies, Inc.
                                16000 Stuebner Airline
                                      Suite 420
                                 Spring, Texas 77379
                                    (713) 370-6700

                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)
                  --------------------------------------------------

                                      Copies to:

                                 Matthias & Berg LLP
                               515 South Flower Street
                                    Seventh Floor
                            Los Angeles, California 90071
                             Attn: Jeffrey P. Berg, Esq.
                                Phone (213) 895-4200
                                  Fax (213) 895-4058

(REGISTRATION STATEMENT COVER PAGE CONTINUED)


                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Title of Each      Amount to be   Proposed Maximum  Proposed   Amount of
Class of Securities  Registered(1)  Offering Price    Maximum    Registration
to be Registered                    per Share(1)      Aggregate  Fee(2)
                                                      Offering
                                                      Price(1)
--------------------------------------------------------------------------------
Common Stock, par
value $0.002 per
share                 540,000         $4.3125        $2,328,750    $803.02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------
(1) Estimated solely for the purpose of calculating the registration fee based upon the closing market price of the Common Stock as reported in the NASDAQ Small-Cap Market on December 12, 1996.

(2) Pursuant to General Instruction E. the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

                                  REOFFER PROSPECTUS

                              SYNAGRO TECHNOLOGIES, INC.

                                    540,000 SHARES
                                     COMMON STOCK
                         UNDER THE SYNAGRO TECHNOLOGIES, INC.
                      AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                           OFFERED BY SELLING STOCKHOLDERS

    This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 540,000 shares (the "Shares") of common stock, par value $0.002 (the "Common Stock") of Synagro Technologies, Inc., a Delaware corporation (the "Company"), to be offered from time to time for the account of certain directors, officers, employees and consultants of the Company (the "Selling Stockholders"), who are eligible participants in the Company's Amended and Restated 1993 Stock Plan (the "Plan"), some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The 540,000 Shares constitute shares of Common stock which may be issued by the Company to the Selling Stockholders upon the exercise of options granted to the Selling Stockholders pursuant to the terms of the Plan. As of December 12, 1996, 227,667 shares of Common Stock were subject to outstanding options under the Plan, and 312,333 shares remained available for the granting of options under the Plan. See "Selling Stockholders" and "Plan of Distribution."

    The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

    The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

    The Company's Common Stock is currently listed for trading in the NASDAQ Small-Cap Market under the symbol "SYGR." On December 12, 1996, the closing market price for the Common Stock in the NASDAQ Small-Cap Market was approximately $4.3125 per share.

                           THESE SECURITIES ARE SPECULATIVE
                          AND INVOLVE A HIGH DEGREE OF RISK.

                               ------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
               ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is December 17, 1996

                                AVAILABLE INFORMATION

    The Company has filed with the Commission, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices upon payment of prescribed rates.

    The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411, and copies of such materials can be obtained from the Public Reference Section at prescribed rates. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

    Further, the Company's most recent reports, proxy and information statements and other information may be inspected and copied at the offices of The NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506, at prescribed rates.

    The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
         1995.
    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.
    (c) Proxy Statement on Schedule 14A for Annual Meeting of Stockholders, dated May 9, 1996.
    (d) Registration Statement on Form S-1, effective as of October 12, 1995, and post-effective amendments thereto.
    (e) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Synagro Technologies, Inc., 16000 Stuebner Airline, Suite 420, Spring, Texas 77379, Attention: Daniel L. Shook, Secretary. Telephone requests may be directed to the Secretary at 713-370-6700.

    Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                     THE COMPANY

    GENERAL. The Company engages in the business of the management of biosolids through beneficial reuse of organic materials, including biosolids. The Company offers a variety of services with respect to this business, including the transportation, treatment and monitoring of biosolids, and the marketing of end products from the treatment of such materials.

    On July 3, 1995, the Company effectuated a reverse split of the issued and outstanding shares of the Company's Common Stock on a 1-for-15 basis. Unless otherwise indicated to the contrary, all references in this Prospectus to numbers of shares of Common Stock and per share purchase prices assume the effect of such reverse stock split.

    The Company primarily conducts its business through its wholly-owned subsidiaries, CDR Environmental, Inc. ("CDR"), Pima Gro Systems, Inc. ("Pima Gro") and Organi-Gro, Inc. ("Organi-Gro"). Unless the context requires otherwise CDR, Pima Gro and Organi-Gro are collectively referred to herein as the "Company."

    CDR ENVIRONMENTAL, INC. CDR is in the business of transporting, treating, site monitoring and assisting in preparing documentation with respect to biosolids and wastewater products.

    CDR provides transportation, treatment, site monitoring, land application and environmental regulatory compliance services with respect to biosolids and wastewater products, to local and state agencies, municipalities and private
industries.   CDR's vehicles pick up and transport biosolids and other organic waste materials to sites operated by the Company or by third parties, such as municipalities or private companies. CDR's services include the dredging of sludge ponds and cleaning out municipal and industrial lagoons.

    CDR also provides professional management and consulting services for treatment of biosolids and the monitoring and land application of treated biosolids. CDR currently operates under approximately 350 contracts with various state and local agencies, municipalities and private industries with respect to sewage treatment and other waste products. These entities include municipal utility districts, correctional facilities and private businesses. These contracts are generally performed and renewable on an annual basis with these entities. CDR provides a variety of methods of treatment of biosolids as a means of offering options to prospective customers who may prefer alternative methods of biosolids treatment.

    CDR also operates and maintains a fleet of trucks which pump, collect and transport liquid or solid municipal biosolids to various land application or treatment sites for tipping fees. These tipping fees, which are fees generated by CDR in connection with the collection, transportation and treatment of biosolids, constitute approximately ninety-five percent (95%) of CDR's sources of revenues. CDR's vehicles are registered with federal, state and local governmental agencies for such transportation purposes.

    CDR treats certain biosolids through the application of a patented sludge treatment technology licensed by the Company, known as the N-Viro Technology. The Company has obtained the exclusive agency, distribution and licensing rights to the N-Viro Technology in certain territories, including the States of Texas, Oklahoma, Arkansas, Louisiana, Arizona and New Mexico.

    The Company markets and licenses the use of the N-Viro Technology to provide construction management of turnkey facilities by third parties, to construct and operate facilities under Synagro's direct ownership or that of third parties, to supply alkaline admixtures, such as CKD, and to market derivative products developed through the use of the N-Viro Technology. CDR serves as a sublicensee of the N-Viro Technology in the states of Texas and Arkansas. Through June 30, 1996, the Company had generated nominal net sales through the commercialization of the N-Viro Technology and other business operations. There can be no assurances that a significant market will develop for the N-Viro Technology or that the Company will ever generate significant revenues from the commercialization of the N-Viro Technology.

    PIMA GRO. Pima Gro is in the business of providing transportation, site monitoring, land application and environmental regulatory compliance services, with respect to biosolids and wastewater products, to local and state agencies, municipalities and private industries. Pima Gro's vehicles pick up and transport biosolids and other organic waste materials primarily from municipalities to permitted agricultural sites operated by third parties.

    Pima Gro also provides professional management and consulting services for treatment of biosolids and the monitoring and land application of treated biosolids. Pima Gro operates under approximately 20 contracts with various state and local agencies, municipalities and private industries with respect to sewage treatment and other waste products.

    Pima Gro also operates and maintains a fleet of trucks which receive, collect and transport liquid or solid biosolids to various land application or treatment sites for tipping fees. These tipping fees, which are fees generated by Pima Gro in connection with the collection, transportation and treatment of biosolids, constitute substantially all of Pima Gro's sources of revenues.

    ORGANI GRO. Organi-Gro is in the business of and primarily generates revenues from buying, hauling and selling wood waste products to poultry growers and wholesalers and building products manufacturers. Organi-Gro principally operates in Arkansas, the leading poultry growing state in the United States. Organi-Gro services the poultry market with a single source service and product program including the delivery of bedding materials to the poultry farms, the transportation of organic waste off-site, and the processing of the waste and its disposal or reuse. Organi-Gro buys, hauls and sells poultry bedding products to poultry growers and wholesalers. Wood shavings, chips and sawdust are purchased from local sawmills, and resold either as bedding materials for poultry growers, or to manufacturers of building materials.

    The Company's principal executive offices are located at 16000 Stuebner Airline, Suite 420, Spring, Texas 77379, (713) 370-6700.

                                   USE OF PROCEEDS

    The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                                 PLAN OF DISTRIBUTION

    The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

    The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.

                                 SELLING STOCKHOLDERS

    This Prospectus relates to shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through the exercise of certain non-qualified or incentive stock options to purchase shares of Common Stock granted pursuant to the Plan. The following table sets forth certain information with respect to Selling Stockholders, who may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of December 12, 1996, as follows: (i) the name and position with the Company within the past three (3) years of each Selling Stockholder;
(ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including shares obtainable under options exercisable within sixty
(60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder before and after completion of the sale of Common Stock being offering hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.


                        NO. OF SHARES                  NO. OF SHARES
                        BENEFICIALLY   NO. OF SHARES   BENEFICIALLY
NAME AND ADDRESS        OWNED BEFORE   TO BE OFFERED    OWNED AFTER                 PERCENT #
OF BENEFICIAL OWNER       OFFERING      FOR RESALE       OFFERING*    BEFORE OFFERING     AFTER OFFERING*
-------------------      -------------  -------------  -------------- ---------------     ---------------
Irwin I. Gelbart 1         25,000          50,000         0              2                     2

Joan M. McKinney 3          3,333           3,333         0              2                     2



    In addition, other Selling Stockholders, who are not affiliates of the Company, are offering for sale up to 174,334 shares of Common Stock, with respect to stock options granted under the Plan. Of these stock options, granted to various employees and consultants of the Company and its subsidiaries, to purchase up to 174,334 shares of Common Stock, 84,530 options are currently vested and an additional 89,804 options may vest subject to certain schedules. The address for each of these persons is 16000 Stuebner Airline, Suite 420, Spring, Texas 77379. Each of the remaining Selling Stockholders is currently the beneficial owner of less than 5% of the Common Stock.

    Information with respect to Selling Stockholders who may be granted options to purchase shares of Common Stock under the Plan from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

    As of December 12, 1996, there were issued and outstanding 6,352,102 shares of Common Stock.



(FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FROM PRIOR PAGE)

# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

* Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

1. The address for Mr. Gelbart is 77 North Center Avenue, Rockville Center, New York 11570. Mr. Gelbart has been a director of the Company since December, 1991. Includes stock options granted to Mr. Gelbart under the Plan to purchase up to 50,000 shares of Common Stock, 25,000 options of which are currently vested and an additional 25,000 options, which may vest subject to certain schedules.

2.  Less than 1%.

3. The address for Ms. McKinney is 16000 Stuebner Airline, Suite 420, Spring, Texas 77379. Ms. McKinney served as the Company's Chief Financial Officer from February, 1993 until March, 1996, and the Secretary from February, 1993 until October 8, 1996. Ms. McKinney may be deemed to be an "affiliate" of the Company until after 90 days from October 8, 1996. Includes stock options granted to Ms. McKinney under the Plan to purchase up to 3,333 shares of Common Stock, all of which are currently vested.

                 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                            FOR SECURITIES ACT LIABILITIES

    The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    LEGAL MATTERS

    Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 515 South Flower Street, Seventh Floor, Los Angeles, California 90071. Matthias & Berg LLP currently owns 3,000 shares of Common Stock and options to purchase up to 14,333 shares of Common Stock, exercisable at $5.25 per share, which are the subject of a separate and currently effective registration statement on Form S-8.

                                       EXPERTS

    The audited financial statements of the Company as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, incorporated by reference in this Prospectus, have been so incorporated herein in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP (successors to the practice of Shillan Abrams & Company), independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                  TABLE OF CONTENTS
                                                                           PAGE
                                                                          ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
DISCLOSURE OF COMMISSION POSITION
 OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8


                              SYNAGRO TECHNOLOGIES, INC.




                                    540,000 SHARES

                   OF COMMON STOCK UNDER SYNAGRO TECHNOLOGIES, INC.
                     AMENDED AND RESTATED 1993 STOCK OPTION PLAN




                                     ------------
                                      PROSPECTUS
                                     ------------



                                 DECEMBER 17, 1996

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:   PLAN INFORMATION.

     The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, Synagro Technologies, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Synagro Technologies, Inc., Daniel L. Shook, Secretary, 16000 Stuebner Airline, Suite 420, Spring, Texas 77379, tel. no. (713) 370-6700.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
          1995.
     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.
     (c) Proxy Statement on Schedule 14A for Annual Meeting of Stockholders, dated May 9, 1996.
     (d) Registration Statement on Form S-1, effective as of October 12, 1995, and post-effective amendments thereto.
     (e) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:   EXHIBITS

4.1       Amended and Restated 1993 Stock Option Plan1
5.1       Opinion of Matthias & Berg LLP
24.1      Consent of Matthias & Berg LLP (included in Exhibits 5.1)
24.2      Consent of Singer Lewak Greenbaum & Goldstein LLP

---------------

     1. Filed as part of the Company's Registration Statement on Form S-1, effective as of October 12, 1995, and as amended (No. 33-95028).

ITEM 9:   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

     The undersigned registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spring, Texas, on this 16th day of December, 1996.

                                             SYNAGRO TECHNOLOGIES, INC.



                                             By: /s/ Don L. Thone
                                                -----------------------------
                                                 Don L. Thone
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature           Capacity in Which Signed           Date
     ---------           ------------------------           ----


/s/Don L. Thone          President and Director             December 16, 1996
---------------------    (Principal Executive Officer)
Don L. Thone



/s/Daniel L. Shook       Chief Financial Officer            December 16, 1996
---------------------    and Director (Principal
Daniel L. Shook          Financial Officer and
                         Principal Accounting
                         Officer)



/s/Irwin I. Gelbart      Director                           December 16, 1996
---------------------
Irwin I. Gelbart



/s/Tony D. Childers      Director                           December 16, 1996
---------------------
Tony D. Childers

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don L. Thone and Daniel L. Shook or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature           Capacity in Which Signed           Date
     ---------           ------------------------           ----


/s/Don L. Thone          President and Director             December 16, 1996
---------------------    (Principal Executive Officer)
Don L. Thone



/s/Daniel L. Shook       Chief Financial Officer            December 16, 1996
---------------------    and Director (Principal
Daniel L. Shook          Financial Officer and
                         Principal Accounting
                         Officer)



/s/Irwin I. Gelbart      Director                           December 16, 1996
---------------------
Irwin I. Gelbart



/s/Tony D. Childers      Director                           December 16, 1996
---------------------
Tony D. Childers

                                    EXHIBIT INDEX

                                                                 Sequentially
Document  Description of Document                                Numbered Page
--------  -----------------------                                -------------

  4.1     Amended and Restated 1993 Stock Option Plan(1)
  5.1     Opinion of Matthias & Berg LLP
 24.1     Consent of Matthias & Berg LLP (included in Exhibits 5.1)
 24.2     Consent of Singer Lewak Greenbaum & Goldstein LLP

---------------

     1. Filed as part of the Company's Registration Statement on Form S-1, effective as of October 12, 1995, and as amended (No. 33-95028).